IVY FUND

                          IVY NEXT WAVE INTERNET FUND

          REDESIGNATION OF SERIES OF SHARES OF BENEFICIAL INTEREST, AND
           REDESIGNATION OF CLASSES OF SHARES OF BENEFICIAL INTEREST,
                             NO PAR VALUE PER SHARE

         I, Keith J. Carlson, being a duly elected, qualified and acting Trustee of Ivy Fund (the "Trust"), a business trust formed under the laws of The Commonwealth of Massachusetts, DO HEREBY CERTIFY that, by written consent, the Trustees of the Trust (the "Trustees"), pursuant to Article III of the Agreement and Declaration of Trust of the Trust dated December 21, 1983, as amended and restated December 10, 1992 (the "Declaration of Trust"), duly approved, adopted and consented to the following resolutions as actions of the Trustees of the
Trust:

WHEREAS, acting pursuant to Article III of the Trust's Declaration of Trust, the Trustees established Ivy Next Wave Internet Fund (the "Fund") as an additional series of the Trust pursuant to an Establishment and Designation of Additional Series dated March 15, 2000 (the "Designation"), which Fund currently has an unlimited number of authorized and unissued shares of beneficial interest designated as "Ivy Next Wave Internet Fund - Class A" ("Class A"), "Ivy Next Wave Internet Fund - Class B" ("Class B"), "Ivy Next Wave Internet Fund - Class C" ("Class C"), "Ivy Next Wave Internet Fund - Class I" ("Class I"), and "Ivy Next Wave Internet Fund - Advisor Class" ("Advisor Class") shares (each a "Class" and, collectively, the "Classes"); and

WHEREAS, the Trustees, acting pursuant to Article III of the Declaration of Trust and paragraph D of the Designation, now desire to redesignate the Ivy Next Wave Internet Fund series of the Trust as Ivy International Growth Fund and to change the name of each Class; and

         NOW, THEREFORE, IT IS HEREBY:

         RESOLVED, that "Ivy Next Wave Internet Fund" be, and it hereby is, redesignated as "Ivy International Growth Fund";

         FURTHER RESOLVED, that the name of each of the Fund's Class A, Class B, Class C, Class I, and Advisor Class shares be, and it hereby is, redesignated as "Ivy International Growth Fund - Class A", "Ivy International Growth Fund - Class B", "Ivy International Growth Fund - Class C", "Ivy International Growth Fund - Class I", and "Ivy International Growth Fund - Advisor Class", respectively;

         FURTHER RESOLVED, that the preceding resolutions shall constitute an Amendment to the Declaration of Trust, effective as of the date that the Registration Statement pertaining to Ivy International Growth Fund is filed with the Securities and Exchange Commission pursuant to Rule 485(a) under the Securities Act of 1933, as amended; and

         FURTHER RESOLVED, that the officers of the Trust be, and they hereby are, authorized to file such Amendment to the Declaration of Trust in the office of the Secretary of State of The Commonwealth of Massachusetts.

         IN WITNESS WHEREOF, I have signed this Amendment as of the 1st day of November, 2000.

                          /S/KEITH J. CARLSON
                          ------------------------------------
                          Keith J. Carlson, as Trustee


          The above signature is the true and correct signature of Keith J. Carlson, Trustee of the Trust.



                         /S/ C. WILLIAM FERRIS
                         --------------------------------------------
                         C. William Ferris, Senior Vice President and Secretary Mackenzie Investment Management Inc.